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                                                                   EXHIBIT (a.4)


                             HEARTLAND GROUP, INC.

                           CERTIFICATE OF CORRECTION
                                      TO
                            ARTICLES SUPPLEMENTARY

         This Certificate of Correction hereby corrects certain provisions contained in the Articles Supplementary of Heartland Group, Inc. ("Heartland Group") filed with the Maryland Department of Assessments and Taxation on December __, 1998 (the "Articles Supplementary").

         The Articles Supplementary erroneously provided that the name of a new series designated by the Board of Directors of Heartland Group was "Heartland Taxable Municipal Fund." The correct name is "Heartland Taxable Short Duration Municipal Fund." Two corrections to the Articles Supplementary are needed for this purpose. The first erroneous provision was contained in clause (ii) of the first paragraph of the Articles Supplementary and stated as follows (the error being highlighted):

         ...(ii) to designate a new series, effective as of October 22, 1998, to be known as the Heartland Taxable Municipal Fund and to allocate 100 million shares of stock held in treasury for issuance in such series;...

         As corrected, clause (ii) of the first paragraph of the Articles Supplementary shall state in its entirety as follows (the correction being highlighted):

         ...(ii) to designate a new series, effective as of October 22, 1998, to be known as the Heartland Taxable Short Duration Municipal Fund and to allocate 100 million shares of stock held in treasury for issuance in such series;...

         The second erroneous provision was contained in the table setting forth the various series of Heartland Group and the number of shares authorized for each series and stated as follows (the error being highlighted):

         Series                                               No. of Shares
         ------                                               -------------
         Heartland Value Fund                                 150 Million
         Heartland Mid Cap Value Fund                         100 Million
         Heartland Large Cap Value Fund                        50 Million
         Heartland Value Plus Fund                            100 Million
         Heartland U.S. Government Securities Fund            100 Million
         Heartland Wisconsin Tax Free Fund                    100 Million
         Heartland Short Duration High-Yield Municipal Fund   100 Million
         Heartland High-Yield Municipal Bond Fund             100 Million
         Heartland Taxable Municipal Fund                     100 Million

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         As corrected, the provision contained in the table shall state as follows (the correction being highlighted):

         Series                                               No. of Shares
         ------                                               -------------
         Heartland Value Fund                                 150 Million
         Heartland Mid Cap Value Fund                         100 Million
         Heartland Large Cap Value Fund                        50 Million
         Heartland Value Plus Fund                            100 Million
         Heartland U.S. Government Securities Fund            100 Million
         Heartland Wisconsin Tax Free Fund                    100 Million
         Heartland Short Duration High-Yield Municipal Fund   100 Million
         Heartland High-Yield Municipal Bond Fund             100 Million
         Heartland Taxable Short Duration Municipal Fund      100 Million


         The Articles Supplementary also failed to include a provision affecting the terms and conditions of shares of the Heartland Taxable Short Duration Municipal Fund which was approved by the Board of Directors of Heartland Group and should have been included in the Articles Supplementary. The erroneous provision stated as follows:

                  All of such designated series of shares have the relative preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in Section 7.2 of Heartland Group's Articles of Incorporation.

         As corrected, the provision shall state in its entirety as follows (the change being highlighted):

                  All of such designated series of shares have the relative preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in Section 7.2 of Heartland Group's Articles of Incorporation; provided, however, that the Board of Directors of Heartland Group may cause Heartland Group to collect fees to be paid to Heartland Group (and allocated to Heartland Taxable Short Duration Municipal Fund) by a shareholder where the aggregate current net asset value of such shareholder's shares of Heartland Taxable Short Duration Municipal Fund is less than such amount as may be fixed from time to time by the Board of Directors. Collection of these fees may be effected by redeeming at current net asset value, in whole or in part, the shares of the Heartland Taxable Short Duration Municipal Fund from a shareholder.

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                                          HEARTLAND GROUP, INC.


                                          By:___________________________________
                                             William J. Nasgovitz, President


                                          Attest:


                                          By:___________________________________
                                             Lois J. Schmatzhagen, Secretary

Dated: February __, 1999.


STATE OF WISCONSIN         )
                           ) SS
COUNTY OF MILWAUKEE        )

         on this ___ day of February, 1999, before me, a Notary Public for the State and County set forth above, personally came William J. Nasgovitz, as President of Heartland Group, Inc., and Lois J. Schmatzhagen, as Secretary of Heartland Group, Inc., and in their said capacities each acknowledged the foregoing Certificate of Correction to be the act and deed of said corporation and further acknowledged that, to the best of their knowledge, the matters and facts set forth therein are true in all material respects under the penalties of perjury.

         IN WITNESS WHEREOF, I have signed below in my own hand and attached my official seal on the day and year set forth above.


                                -------------------------------------------
                                Notary Public

                                My Commission Expires_____________________


(SEAL)

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